Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

March 29, 2010

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA 92660

Ladies and Gentlemen:

Orckit Communications Ltd., an Israeli company (the “Company”), proposes, subject to the terms and conditions of this Placement Agency Agreement (the “Agreement”), to issue and sell an aggregate of up to $11,000,000 in shares (the “Shares”) of its ordinary shares, no par value (the “Ordinary Shares”) and warrants to purchase Ordinary Shares, in the forms attached hereto as Exhibit A (the “Warrants” and, collectively with the Shares, the “Securities”), directly to various investors (collectively, the “Investors”) pursuant to the Subscription Agreement in the form attached as Exhibit B (the “Subscription Agreement”).  The Ordinary Shares issuable upon exercise of the Warrants are herein referred to as the “Warrant Shares.”

The Company hereby confirms its agreement with the Placement Agent (as defined below) as follows:

Section 1.                      Agreement to Act as Placement Agent.

(a)           On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement between the Company and Roth Capital Partners, LLC (“Roth Capital”), Roth Capital shall be the Company’s exclusive placement agent (in such capacity, the “Placement Agent”), on a best efforts basis, in connection with the issuance and sale by the Company of the Securities in the proposed takedown from a shelf registration statement on Form F-3 (Registration Statement No. 333-164822) (the “Registration Statement”), with the terms of such takedown to be subject to market conditions and negotiations between the Company, Roth Capital and the prospective Investors (such takedown shall be referred to herein as the “Offering”).  As compensation for services rendered, and provided that any of the Securities are sold to Investors in the Offering, on the Closing Date (as defined below) of the Offering, the Company shall pay to the Placement Agent an amount equal to 6.2% of the gross proceeds received by the Company from the sale of the Securities to Investors, excluding any Securities sold to any director or officer of the Company.

This Agreement shall not give rise to any commitment by the Placement Agent to purchase any of the Securities, and the Placement Agent shall have no authority to bind the Company.  The Placement Agent shall act on a best efforts basis to solicit offers to purchase the Securities and to procure performance by the Investors in the Securities; provided, however, that the Placement Agent does not guarantee that it will be able to raise capital in the prospective Offering.  The Company acknowledges that any advice given by Roth Capital to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent’s prior written consent.  The Placement Agent may, with the prior written consent of the Company, retain other brokers or dealers to act as sub-agents on its behalf in connection with any Offering.

(b)           The term of the Placement Agent’s exclusive engagement will expire on the earlier of (1) the Closing of the Offering and (ii) May 7, 2010; however, the Company may terminate the engagement at any time with or without cause at any time and without liability or continuing obligation to the Company.  Upon termination, the Placement Agent will be entitled to collect all fees earned.  Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entities or persons other than the Company.

Section 2.                      Representations, Warranties and Agreements of the Company.

The Company hereby represents and warrants to the Placement Agent as follows:

(a)   Securities Law Filings.  The Company has filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement, which became effective on March 11, 2010, for the registration under the Securities Act of 1933, as amended (the “Act”), of Ordinary Shares and warrants that the Company may offer and sell from time to time in one or more offerings up to a total dollar amount of $20,000,000, including the Offering. On the date of the filing of the Registration Statement and the date on which the Registration Statement became effective, the Company met the requirements for use of Form F-3 under the Act.  Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule.  The Company will file with the Commission pursuant to Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statement relating to a placement of the Securities and the plan of distribution thereof and the Company has advised the Placement Agent of all further material information (financial and other) with respect to the Company to be set forth therein.  Such registration statement, including the exhibits and schedules thereto, as amended at the date of this Agreement and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430A, 430B or 430C under the Act or otherwise pursuant to the Securities Act at such time, is hereinafter called the “Registration Statement”; such prospectus, in the form in which it appears in the Registration Statement, is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b), is hereinafter called a “Prospectus Supplement.”  Any preliminary form of Prospectus Supplement which is filed or used prior to filing of the Prospectus Supplement is hereinafter called a “Preliminary Prospectus”.  Any reference herein to the Registration Statement, the Base Prospectus, or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 6 of Form F-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus, Preliminary Prospectus or Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, Preliminary Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement and prior to the time of the Closing (as defined below), or the issue date of the Base Prospectus, Preliminary Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference.  All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, Preliminary Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, Preliminary Prospectus or the Prospectus Supplement, as the case may be.  For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus Supplement or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) (“Rule 462(b) Registration Statement”) shall be deemed to be part of the “Registration Statement” as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the “Prospectus” as defined herein, as appropriate.

(b)           No Stop Order.  No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus, any Preliminary Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission.

(c)           Compliance with Applicable Regulations.  The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Act.  Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Each of the Base Prospectus, any Preliminary Prospectus and the Prospectus Supplement, as of its respective date, complied in all material respects with the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder.  Each of the Base Prospectus, any Preliminary Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the effective date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus, Preliminary Prospectus or Prospectus Supplement prior to the Closing, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.  Notwithstanding the foregoing, the Company makes no representations or warranties as to the information contained in or omitted from any Preliminary Prospectus or the Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Placement Agent specifically for use in any Preliminary Prospectus or the Prospectus Supplement.  No post-effective amendment to the Registration Statement reflecting any facts or events arising after the effective date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.

(d)           Reports and Documents, etc.  There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Act or (y) will not be filed within the requisite time period.  There are no contracts or other documents required to be described in the Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(e)           Offering Materials Furnished to the Placement Agent.  The Company has delivered, or will as promptly as practicable deliver, to the Placement Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Base Prospectus, any Preliminary Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests.

(f)           Distribution of Offering Material.  The Company has not distributed and will not distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Base Prospectus, any Preliminary Prospectus and the Prospectus Supplement or the Registration Statement and copies of the documents incorporated by reference therein.  For the avoidance of doubt, any other material prepared and distributed solely by the Placement Agent is not deemed to be distributed by the Company for purposes of this paragraph (f).  The Company has satisfied or will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The parties hereto agree and understand that the content of any and all “road shows” related to the Offering of the Securities contemplated hereby is solely the property of the Company.

(g)           Incorporation and Good Standing.  The Company has been duly organized and is validly existing under the laws of the State of Israel, and each of the Company’s subsidiaries set forth in Exhibit C hereto (the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.  Each the Company and the Subsidiaries has full corporate power and authority to own its properties and other assets and conduct its business as described in the Preliminary Prospectus or Prospectus Supplement, and is duly qualified or licensed to do business as a foreign corporation and, if the concept of good standing is recognized by such jurisdiction, is in good standing under the laws of each jurisdiction which requires such qualification or license, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect (as defined below).

(h)           The Placement Agency Agreement.  This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(i)           Authorization of the Securities.  All corporate action required by the laws of the State of Israel, the Memorandum of Association and Articles of Association of the Company to be taken by the Company for the due and proper authorization and sale of the Securities has been validly and sufficiently taken, except that the issuance and sale of Securities to certain affiliates of the Company shall be subject to approval of the Company's shareholders. The Shares, when issued and delivered by the Company to the Investors against payment therefor pursuant to this Agreement and each of the Subscription Agreements entered into with the Investors, will be validly issued, fully paid and nonassessable.  The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Warrants, and the Warrant Shares, when issued by the Company upon the valid exercise of the Warrants and payment of the exercise price, will be duly issued, fully paid and nonassessable.  The Securities will conform in all material respects to the description thereof contained in the Registration Statement, any Preliminary Prospectus and the Prospectus Supplement.  No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities as contemplated herein, except that the issuance and sale of Securities to certain affiliates of the Company shall be subject to approval of the Company's shareholders.

(j)           No Material Adverse Change.  Subsequent to the respective dates as of which information is given in the Base Prospectus, any Preliminary Prospectus and in any Prospectus Supplement:  (i) there has been no material adverse change or effect, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries (as defined below) taken as a whole (any such change, where the context so requires, is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and the Subsidiaries have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock; and (iv) there has not been any material change in the short−term debt or long−term debt of the Company and the Subsidiaries.

(k)           Permits.  The Company and each of the Subsidiaries possess all necessary licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule in order to conduct its business, except to the extent failure to possess such licenses, authorizations, consents and approvals or to have made any required filings would not result in a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval, except to the extent such violation, default, revocation or modification would not result in a Material Adverse Effect.  The Company and each of the Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders or decrees, except to the extent that any non-compliance would not result in a Material Adverse Effect.

(l)           Legal Proceedings. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ or TASE, as defined below), except (i) as described in the Registration Statement, any Preliminary Prospectus and the Prospectus Supplement, (ii) any such proceeding, which if resolved adversely to the Company or any Subsidiary, would not result in a judgment, decree, order or penalty having, individually or in the aggregate, a Material Adverse Effect or (iii) any such proceeding that would not prevent or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby.

(m)           Statutes; Contracts.  There are no statutes or regulations applicable to the Company or contracts or other documents of the Company which are required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus Supplement or filed as exhibits to the Registration Statement by the Securities Act which have not been so described or filed.

(n)           No Violation.  Neither the Company nor any of the Subsidiaries is in violation of its respective articles or certificate of incorporation or association, as applicable, bylaws or memorandum of association, or other governing documents or in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, or (ii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Subsidiaries or any of their respective properties, as applicable, except, with respect to clauses (i) and (ii) above, to the extent any such breach, violation or default would not result in a Material Adverse Effect.

(o)           No Conflict.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions herein contemplated, including the issuance and sale by the Company of the Securities, will not conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the provisions of the governing documents of the Company or any of the Subsidiaries, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries except, with respect to clauses (ii) and (iii) above, to the extent any such contravention would not result in a Material Adverse Effect.

(p)           Independent Accountants.  Kesselman & Kesselman, Certified Public Accountants, a member of PricewaterhouseCoopers International Limited, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes and schedules thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and incorporated by reference in the Prospectus Supplement, is an independent registered public accounting firm as required by the Act and the Exchange Act.

(q)           Preparation of the Financial Statements.  The financial statements filed with the Commission as a part of the Registration Statement or included or incorporated by reference in the Base Prospectus or Prospectus Supplement present fairly the financial position of the Company and its consolidated Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified therein.  The supporting exhibits and schedules included in the Registration Statement, if any, present fairly the information required to be stated therein subject to the normal year-end adjustments which are not expected to be material in amount.  The assumptions used in preparing the pro forma financial information presented in the Prospectus Supplement provide a reasonable basis for presenting the effects attributable to the Offering as described therein and give appropriate effect to the assumptions, and the pro forma columns and reconciliations therein reflect the proper application of adjustments to the corresponding historical financial statements.  Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”), as applicable, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and comply in all material respects with the Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder.  No other financial statements or supporting schedules or exhibits are required by the Act or the rules and regulations of the Commission thereunder to be included in the Registration Statement or the Prospectus Supplement.

(r)           Internal Control Over Financial Accounting; Disclosure Controls.  The Company and each of the Subsidiaries maintains a system of internal control over financial accounting sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the date of the most recent evaluation of internal control over financial reporting, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.  There are no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s or any of the Subsidiaries’ internal control over financial reporting.  The Company and each of the Subsidiaries has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company and each of the Subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established.

(s)           Capitalization and Other Capital Stock Matters.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, any Preliminary Prospectus and in each Prospectus Supplement (other than for issuances after the dates thereof, if any, pursuant to employee benefit plans described in any Prospectus Supplement or upon exercise of outstanding options or warrants described in any Prospectus Supplement).  The Securities conform in all material respects to the description thereof contained in the Base Prospectus, any Preliminary Prospectus and the Prospectus Supplement.  As of March 22, 2010, there were 16,651,815 Ordinary Shares outstanding.  Since March 22, 2010, the Company has not issued any securities other than (i) Ordinary Shares of the Company pursuant to the exercise of previously outstanding options in connection with the Company’s employee stock purchase and option plans (the “Plans”), outstanding warrants and other outstanding obligations, and (ii) options granted pursuant to the Plans in the ordinary course of business consistent with past practice, in each case as disclosed in the Base Prospectus, any Preliminary Prospectus and each Prospectus Supplement.  All the issued and outstanding shares of the capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance, in all material respects, with Israeli or U.S. federal and state securities laws, as applicable.  Except as set forth in the Base Prospectus, any Preliminary Prospectus and each Prospectus Supplement, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company.  None of the outstanding shares of capital stock of the Company or any Subsidiary were issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or Subsidiary to subscribe for or purchase securities, which rights have not been waived.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any Subsidiary other than those described in the Base Prospectus, any Preliminary Prospectus and each Prospectus Supplement.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options, warrants or other rights granted thereunder, set forth in the Base Prospectus and the Prospectus Supplement accurately and fairly presents the information required by the Act to be shown with respect to such plans, arrangements, options and rights.  Except as set forth in the Base Prospectus, any Preliminary Prospectus or in any Prospectus Supplement, the Company does not have any material subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities or have any equity interest in any other person.  The issuance of the Securities will not obligate the Company, or allow the Company to exercise a discretionary right, to issue further securities pursuant to its Bonus Rights Agreement, dated as of November 20, 2001, as amended February 5, 2003.

(t)           Registration; Stock Exchange Listing.  The Ordinary Shares are registered under the Exchange Act and are listed on the NASDAQ Global Market (“NASDAQ”) and the Tel-Aviv Stock Exchange (“TASE”), and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the Ordinary Shares under the Exchange Act or suspending from trading the Ordinary Shares from NASDAQ or TASE, nor has the Company received any information suggesting that the Commission or the Financial Industry Regulatory Authority (“FINRA”) is contemplating terminating or suspending such registration or quotation.

(u)           No Consents.  No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ or TASE), or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated hereby other than (i) as may be required under the Securities Act, (ii) under the rules and regulations of FINRA and (iii) the approval of the TASE to list the Shares and the Warrant Shares.

(v)           Good Title to Property.  Neither the Company nor any Subsidiary owns any real property.  The Company and each of the Subsidiaries has good and valid title to all personal property described in the Registration Statement, any Preliminary Prospectus and each Prospectus Supplement as being owned by each of them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, any Preliminary Prospectus and each Prospectus Supplement and those that would not, individually or in the aggregate materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.  All of the property described in the Registration Statement, any Preliminary Prospectus and the Prospectus Supplement as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that, individually or in the aggregate, are not material and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.

(w)           Intellectual Property Rights.  The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information (collectively, “Intellectual Property”) necessary for the conduct of the business of the Company and the Subsidiaries as currently conducted and as described in the Registration Statement, any Preliminary Prospectus and each Prospectus Supplement as being owned or licensed by them, except where the failure to own, license or have such rights would not result in a Material Adverse Effect; except as described in the Registration Statement, any Preliminary Prospectus and each Prospectus Supplement (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company, the rights of licensees of any of the Company’s Intellectual Property in the ordinary course of business or where such rights would not result in a Material Adverse Effect; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property, except as would not result in a Material Adverse Effect; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to, or the validity, enforceability, or scope of, any Intellectual Property owned by or licensed to the Company; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of the Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (v) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vi) to the Company’s knowledge, there is no prior art that would render invalid any patent owned by the Company that is material to its business, nor is there any prior art known to the Company that would render unpatentable any patent application owned by the Company that is material to its business.

(x)           Taxes.  The Company and each of the Subsidiaries has timely filed all material federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefor) that have been required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of the Subsidiaries is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Registration Statement, any Preliminary Prospectus and each Prospectus Supplement.  Except as set forth in the Registration Statement, neither the Company nor any of the Subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, might be asserted or threatened against it that would result in a Material Adverse Effect.

(y)           Insurance.  The Company and each of the Subsidiaries maintains insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.  All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date.  Neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(z)           Corrupt Practices.  Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or the Subsidiaries has, directly or indirectly, while acting on behalf of the Company or the Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended to the extent applicable to the Company and/or its Subsidiaries, or (iv) made any other unlawful payment under any applicable foreign, federal or state law.

(aa)           No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand which is required to be described in the Registration Statement, any Preliminary Prospectus and each Prospectus Supplement which has not been so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any member of their respective immediate families, except as disclosed in the Registration Statement, any Preliminary Prospectus and each Prospectus Supplement. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any of the Subsidiaries.

(bb)           Brokers Fees.  Except for this Agreement and the Engagement Letter previously executed between the Company and the Placement Agent, neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Subsidiaries or the Placement Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Securities.

(cc)           Exchange Act Requirements. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e) and 15(d) of the Exchange Act during the preceding 12 months, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(dd)           FINRA Affiliations.  To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the Commission, except as set forth in the Registration Statement, any Preliminary Prospectus and each Prospectus Supplement.

(ee)           Compliance with Environmental Laws.  The Company and the Subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect.  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(ff)           No Labor Disputes.  Neither the Company nor any Subsidiary is engaged in any unfair labor practice; except for matters that would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any Subsidiary before any applicable labor authority, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any Subsidiary and (C) no union representation dispute currently existing concerning the employees of the Company or any Subsidiary, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any Subsidiary and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of the Company.

(gg)           Statistical or Market-Related Data.  Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and each Prospectus Supplement or “road show” presentation, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(hh)           Descriptions of Documents.  The statements set forth in each of the Registration Statement, any Preliminary Prospectus and each Prospectus Supplement describing the Securities and this Agreement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(ii)           No Transfer Taxes or Other Fees.  There are no transfer taxes or other similar fees or charges under United States law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Securities.

(jj)           No Price Stabilization or Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Securities.

(kk)           Blue Sky; FINRA Matters.  The Securities have been or will be qualified for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors determine, or are or will be exempt from the qualification and broker-dealer requirements of such jurisdictions.

Any certificate signed by an officer of the Company and delivered to the Placement Agent in connection herewith or in connection with the Offering shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein as representations and warranties.

Section 3.                      Delivery and Payment.

Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Shares and Warrants shall be made (the “Closing”) at the Company’s principal executive offices or at the offices of the Company’s legal counsel at approximately 9:00 a.m., Eastern Daylight Time, on the third (or if the Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) business day following the date hereof (unless another time shall be agreed to by Placement Agent and the Company). On the trading day following the date of this Agreement, and prior to the Closing Date, each Investor will confirm their purchase price and the number of Shares and Warrants they have purchased with their custodian bank or prime broker. On the Closing Date (i) the Investor will provide their purchase price by delivery of immediately available funds versus receipt of their Shares through such Investor’s executing broker’s delivery versus payment account established at Roth, (ii) the Company will deliver, or cause to be delivered, to Roth, the aggregate number of Shares purchased by Investors by authorizing the release of the Shares to Roth’s clearing firm, Ridge Clearing & Outsourcing Solutions DTC 0158 via DWAC delivery prior to the release of the federal funds wire to the Company for payment of such Shares, (iii) the Company will deliver, or cause to be delivered, to the Investors, the number of Warrants set forth on each Investor’s signature page to their Subscription Agreement, (iv) Roth will deliver, or cause to be delivered, to each Investor, such Investor’s Shares in accordance with the instructions provided by such Investor on their executing broker’s account versus payment for such Shares and (v) Roth will deliver, or cause to be delivered, to the Company, the aggregate purchase price of all Investors, minus applicable fees.  All actions taken at the Closing shall be deemed to have occurred simultaneously. Notwithstanding the foregoing,  the Closing of the issuance and sale of Securities to affiliates of the Company shall be subject to approval of the Company's shareholders and shall occur, if such approval shall be obtained, on the business day immediately following the date of such approval.  The Company shall promptly call a meeting of its shareholders to seek such approval, shall cause the each affiliate who shall enter into a Subscription Agreement to wire the applicable purchase price to an account to be designated in writing by the Company promptly following the execution of this Agreement, which funds shall be held in escrow pending the result of said shareholder meeting. The Company shall also obtain the undertaking of each such affiliate to vote his Ordinary Shares at said shareholder meeting in favor of the relevant proposal.

Section 4.                      Covenants of the Company.

The Company further covenants and agrees with the Placement Agent as follows:

(a)           Registration Statement Matters.  During the period beginning on the date hereof and ending at the time of the Closing (such period being referred to herein as the “Prospectus Delivery Period”), the Company agrees to advise the Placement Agent promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus Supplement or any amended Prospectus Supplement has been filed and to furnish the Placement Agent with copies thereof; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement; to advise the Placement Agent, promptly after it receives notices thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus Supplement or for additional information and (ii) of the issuance by the Commission, of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document or any amendment or supplement thereto or any order preventing or suspending the use of the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus Supplement or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Base Prospectus or Prospectus Supplement or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order.

(b)           Blue Sky Compliance.  The Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Securities for sale or satisfy any applicable exemption(s) for sale of the Securities under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors may reasonably request, and will furnish such information and execute such applications and documents as may be reasonably required for that purpose, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than the Prospectus Supplement.  The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities.

(c)           Amendments and Supplements to the Prospectus Supplement and Other Securities Act Matters.  The Company will comply with the Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Base Prospectus and any Prospectus Supplement.  If during the Prospectus Delivery Period, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Base Prospectus or any Prospectus Supplement in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus Supplement is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Base Prospectus or any Prospectus Supplement to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Base Prospectus or any Prospectus Supplement so that the Prospectus Supplement as so amended or supplemented will not, in the light of the circumstances existing at the time it is so delivered, be misleading, or so that the Base Prospectus or any Prospectus Supplement will comply with such law.  Before amending the Registration Statement or supplementing the Base Prospectus in connection with the Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement, allow the Placement Agent a reasonable amount of time to review such proposed amendment or supplement and will not file any amendment or supplement to which the Placement Agent reasonably objects in writing, including via electronic mail.

(d)           Copies of any Amendments and Supplements to the Prospectus Supplement.  The Company agrees to furnish the Placement Agent, without charge, during the Prospectus Delivery Period, as many copies of the Base Prospectus, any Preliminary Prospectus and each Prospectus Supplement and any amendments and supplements thereto (including any Incorporated Documents) as the Placement Agent may reasonably request.

(e)           Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement or the applicable Prospectus Supplement.

(f)           Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Ordinary Shares.

(g)           Earnings Statement.  As soon as practicable and in accordance with applicable requirements under the Act, but in any event not later than 18 months after the Closing Date of the Offering, the Company will make generally available to its security holders and to the Placement Agent an earnings statement, covering a period of at least 12 consecutive months beginning after the Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Act.

(h)           Periodic Reporting Obligations.  During the Prospectus Delivery Period, the Company shall duly file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i)           Public Communications.  Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or the earnings, business, operations or prospects, or the offering of the Securities, without delivering prior notice to the Placement Agent; provided, however, the Company shall not name the Placement Agent in any release without the prior written consent of the Placement Agent.  The Company shall use its reasonable efforts to allow the Placement Agent reasonable time to comment on such release or other communication in advance of such issuance.

(j)           Lock-Up Period and Arrangements. The Company will abide by the retrictions on future issuances of securities by the Company, and use its reaosnable best efforts to ensure its directors and officers abide by the restrictions on transfer of securities of the Company held by them, provided in Section 4 of the Subscription Agreements.

(k)           Stabilization. During the Prospectus Delivery Period, the Company will not take directly or indirectly any action designed to, or that would reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

(l)           Listing.  The Company will use its best efforts to obtain approval for, and maintain the listing of the Shares on the NASDAQ and TASE for so long as the Ordinary Shares are listed thereon.

(m)           Additional Documents.  The Company will enter into any subscription, purchase or other customary agreements as the Placement Agent or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent, the Investors and the Company.  The Company agrees that the Placement Agent may rely upon, and is a third party beneficiary of, the representation and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering.

Section 5.                      Conditions of the Obligations of the Placement Agent.

The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 (except that representations not qualified by a “Material Adverse Effect” or other materiality qualification shall be accurate in all material respects) as of the date hereof and as of the Closing Date of the Offering as though then made, to the timely performance by the Company of its covenants and other obligations hereunder in all material respects on and as of such dates, and to each of the following additional conditions:

(a)           Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.  Each Prospectus Supplement shall have been duly filed with the Commission in accordance with Rule 424(b); if a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the Closing Date and the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Prospectus Supplement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and FINRA shall have raised no objection to the fairness and reasonableness of the placement agency terms and arrangements.

(b)           Corporate Proceedings.  All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and each Prospectus Supplement, and the registration, authorization, issue, sale and delivery of the Securities, shall have been reasonably satisfactory to the Placement Agent’s counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section 5.

(c)           No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any Material Adverse Change or Material Adverse Effect, which, in the reasonable judgment of the Placement Agent, makes it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated by the applicable Prospectus Supplement.

(d)           Opinion of Counsel for the Company.  The Placement Agent shall have received on the Closing Date of the Offering, and the Company shall cause to be delivered to the Placement Agent opinions from the Company’s U.S legal counsel and Israeli legal counsel in customary form, dated the Closing Date, addressed to the Placement Agent.

(e)           Accountant’s Comfort Letter.   The Placement Agent shall have received on the date of this Agreement, a letter dated the date hereof (the “Original Letter”), addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent and its counsel, from Kesselman & Kesselman Certified Public Accountants, which letter shall cover certain financial disclosures contained in the Registration Statement, any Preliminary Prospectus and the Prospectus Supplement, and shall contain statements and information of the type customarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standard No. 100 (or successor bulletins), with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, any Preliminary Prospectus and the Prospectus Supplement.  At the Closing Date, the Placement Agent shall have received from Kesselman & Kesselman Certified Public Accountants, a letter, dated the Closing Date, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to its attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in the letter) not more than two days prior to the Closing Date, as applicable, which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date.

(f)           Officers’ Certificate.  The Placement Agent shall have received on the Closing Date a certificate of the Company, in a form satisfactory to the Placement Agent, dated as of the Closing Date signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that:

(i)           The representations and warranties of the Company in this Agreement are true and correct (except that representations not qualified by a “Material Adverse Effect” or other materiality qualification shall be accurate in all material respects), as if made on and as of the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus, any Preliminary Prospectus or the Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii)           When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, the Base Prospectus, any Preliminary Prospectus and each Prospectus Supplement and any amendments or supplements thereto, and Incorporated Documents, when such documents became effective or were filed with the Commission, contained all material information required to be included therein by the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and the Base Prospectus, any Preliminary Prospectus and the Prospectus Supplement, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Act and the rules and regulations of the Commission thereunder to be set forth in an amended or supplemented Prospectus Supplement which has not been so set forth;

(iv)           Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus, any Preliminary Prospectus and each Prospectus Supplement, there has not been:  (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company or any Subsidiary; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect; and

(v)           The Company has been subject to continuous disclosure requirements of the Exchange Act for a period of at least 12 calendar months immediately preceding the filing of the Registration Statement, has timely filed all reports required of it to be filed under the Exchange Act during the past 12 calendar months and the portion of the month in which the Registration Statement was filed, and as of the date of the Base Prospectus, any Preliminary Prospectus and each Prospectus Supplement is currently in compliance with such obligations.

(g)           Secretary’s Certificate.  On the Closing Date the Company shall have furnished to the Placement Agent a Secretary’s Certificate of the Company including copies of all resolutions of the Company’s Board of Directors or committees thereof relating to the Registration Statement and the offer and sale of the Securities, and certifying as to the Company’s organizational documents, as amended and in effect on the Closing Date.

(h)           OtherFilings with the Commission.  The Company shall have prepared and filed with the Commission a Report on Form 6-K with respect to the transactions contemplated hereby, including as an exhibit thereto this Agreement and any other documents relating thereto.

(i)           No FINRA Objection.  FINRA shall not have raised any objection with respect to the fairness and reasonableness of the Placement Agent terms and arrangements relating to the issuance and sale of the Securities; provided that if any such objection is raised subsequent to the Closing Date, the Company and the Placement Agent shall negotiate promptly and in good faith appropriate modifications to such terms and arrangements in order to satisfy such objections.

(j)           Listing.  The Ordinary Shares (including the Shares and Warrant Shares) are registered under the Exchange Act and are or will as of the Closing Date be listed on NASDAQ and the TASE, and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the Shares and Warrant Shares under the Exchange Act or suspending from trading the Shares and Warrant Shares on NASDAQ and the TASE, nor has the Company received any written information suggesting that the Commission or the FINRA is contemplated terminating such registration or quotation.  Neither the NASDAQ nor TASE shall have raised an objection to listing the Shares and Warrants Shares upon confirmation of issuance.

(k)           Compliance with Prospectus Delivery Requirements.  The Company shall have complied with the provisions of Sections 3 and 4(c) and (d) with respect to the furnishing of Prospectus Supplements.

(l)           Lock-Up Agreements.  Each of the Company’s officers and directors shall execute and deliver a Lock-up Agreement, in a form satisfactory to the Placement Agent, restricting the transfer or other disposition of any Ordinary Shares or securities convertible into, exchangeable, or exercisable for Ordinary Shares held of record or beneficially by such officers and directors for a period of thirty (30) days (in the case of Eric Paneth and Izhak Tamir, ninety (90) days) after the Closing Date.

(m)           Additional Documents.  On or before the Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied in all material respects when and as required to be satisfied and the Company has not cured the applicable defect promptly upon notice from the Placement Agent, this Agreement may be terminated by the Placement Agent by notice to the Company signed by the Placement Agent at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 8 (Indemnification and Contribution) and Section 10 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6.                      Payment of Expenses.

The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation:  (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Ordinary Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Base Prospectus, any Preliminary Prospectus and each Prospectus Supplement, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or verifying or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws; (vii) the filing fees incident to the review and approval by FINRA of the Placement Agent’s participation in the offering and distribution of the Securities;  (viii) the fees and expenses associated with including the Shares and Warrant Shares for listing on NASDAQ and the TASE; (ix) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” if any; and (xi) all other fees, costs and expenses referred to in Part II of the Registration Statement.

Section 7.                      Reimbursement of Placement Agent’s Expenses.

Roth Capital shall not be entitled to reimbursement by the Company for any expenses incurred in connection with this Agreement or the Offering.

Section 8.                      Indemnification and Contribution.

(a)           Indemnification of the Placement Agent.  The Company agrees to indemnify and hold harmless the Placement Agent, each of its officers, employees, and representatives, and each person, if any, who controls the Placement Agent within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Placement Agent or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based:  (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or the Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by the Placement Agent in connection with, or relating in any manner to, the Securities or the Offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii) or (iv) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Placement Agent through its gross negligence, bad faith or willful misconduct; and to reimburse such Placement Agent and each such controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel chosen by the Placement Agent) as such expenses are reasonably incurred by such Placement Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus Supplement (or any amendment or supplement thereto).

(b)           Indemnification of the Company, its Directors and Officers.  The Placement Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal, state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Placement Agent; which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Prospectus or Prospectus Supplement (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Preliminary Prospectus or Prospectus Supplement (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Placement Agent expressly for use therein and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Placement Agent may otherwise have.

(c)           Information Provided by the Placement Agent.  The Company and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, hereby acknowledges that the only information that the Placement Agent will furnish to the Company expressly for use in any Preliminary Prospectus or Prospectus Supplement (or any amendment or supplement thereto) are the statements regarding the Placement Agent set forth under the caption “Plan of Distribution” in the Prospectus Supplement.

(d)           Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability, which it may have to any indemnified party for contribution to the extent it is not prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based upon advice of counsel to the indemnified party) that a conflict or potential conflict exists between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action that makes it impossible or inadvisable for counsel to the indemnifying party to conduct the defense of both the indemnified party and indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:  (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with one local counsel), approved by the indemnifying party), representing the indemnified parties who are parties to such action); (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.  Any failure or delay by an indemnified party to give the notice referred to in this paragraph shall not affect such indemnified party's right to be indemnified hereunder, except to the extent that such failure or delay causes actual harm to the indemnifying party, or prejudices its ability to defend such action, suit or proceeding on behalf of such indemnified party. The indemnified parties shall fully cooperate with the indemnifying party in the defense of any claim covered by this Agreement and will provide the indemnifying party with such information and copies of such documents relating to the claim as the indemnifying party may reasonably request.

(e)           Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f)           Contribution.  If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, its directors, its officers or its controlling persons on the one hand or the Placement Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(f):  (i) the Placement Agent shall not be required to contribute any amount in excess of the amount of the placement agent fees actually received by such Placement Agent pursuant to this Agreement; and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)           Timing of Any Payments of Indemnification.  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than forty-five (45) days of invoice to the indemnifying party.

(h)           Acknowledgements of Parties.  The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions.  They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, any Preliminary Prospectus and the Prospectus Supplement as required by the Act and the Exchange Act.

Section 9.                      Covenants of the Placement Agent

(a)           The Placement Agent has not distributed and will not distribute any offering material in connection with the Offering and sale of the Securities other than the Base Prospectus, any Preliminary Prospectus and the Prospectus Supplement or the Registration Statement and copies of the documents incorporated by reference therein and the Subscription Agreement in the form approved by the Company.

(b)           The Placement Agent will not use or refer to any materials on the Company’s website in connection with the offering and sale of the Securities.

Section 10.                      Representations and Indemnities to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, including its officers and directors, and of the Placement Agent set forth in or made pursuant to this Agreement, including, but not limited to the indemnity and contribution agreements contained in Section 8, will remain in full force and effect, regardless of (i) any investigation made by or on behalf of any Placement Agent or any person controlling such Placement Agent, the Company, its directors or officers or any persons controlling the Company; (ii) delivery and acceptance of any Securities and payment therefor hereunder; and (iii) any termination of this Agreement.  A successor to any Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in Section 8.

Section 11.                      Notices.

All communications to the parties hereto hereunder shall be in writing and shall be mailed, hand delivered or sent by facsimile, with confirmation of receipt by the intended recipient confirmed as follows:

If to the Placement Agent:

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, California 92660
Facsimile:  (949) 720-7215
Attention:  Managing Director

With a copy (which shall not constitute notice) to:

K&L Gates LLP
10100 Santa Monica Boulevard,
Seventh Floor
Los Angeles, California 90067
Facsimile:  (310) 552-5001
Attention:  Shoshannah D. Katz, Esq.

If to the Company:

Orckit Communications Ltd.,
126 Yig’al Allon St.
Tel Aviv 67443
Facsimile:  +972-3-695-3222
Attention:  Izhak Tamir, President

With a copy (which shall not constitute notice) to:

Fulbright  & Jaworski L.L.P.
666 Fifth Avenue
New York, NY 10103-3198
Facsimile:  212-318-3400
Attention:  Neil Gold, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 12.                      Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8, and to their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.  Neither the Company nor the Placement Agent shall be entitled to assign their rights, or delegate their responsibilities, hereunder without the prior written consent of the other party hereto.

Section 13.                      Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 14.                      Governing Law Provisions.

(a)           Governing Law.  This agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

(b)           Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in New York County, New York, or the courts of the State of New York in each case located in New York County (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 15.                      General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts (including via facsimile or by emailed document in PDF format), each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, ORCKIT COMMUNICATIONS LTD., an Israeli company By: /s/ Izhak Tamir Name: Izhak Tamir Title: President

The foregoing Placement Agency Agreement is hereby confirmed and accepted by the Placement Agent as of the date first above written.

ROTH CAPITAL PARTNERS, LLC

By: /s/ Aaron M. Gurewitz
      Name:  Aaron M. Gurewitz
      Title:  Head of Equity Capital Markets